Exhibit 24.1

STERIS PLC
POWER OF ATTORNEY
FORM 10-K

Each of the undersigned hereby makes, constitutes, and appoints Daniel A. Carestio, Michael J. Tokich, Karen L. Burton, and J. Adam Zangerle, and each of them, his or her true and lawful attorney, with full power of substitution, for and in his or her name, place, and stead, to affix, as attorney-in-fact, his or her signature in any and all capacities, to the Annual Report on Form 10-K of STERIS plc for its fiscal year ended March 31, 2023, and any and all amendments thereto to be filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, with power to file said Form 10-K and such amendments, and any and all other documents that may be required in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite or appropriate in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of May 2023.

/s/ ESTHER M. ALEGRIA	/s/ RICHARD C. BREEDEN
Esther M. Alegria, Director	Richard C. Breeden, Director

/s/ CYNTHIA L. FELDMANN	/s/ CHRISTOPHER S. HOLLAND
Cynthia L. Feldmann, Director	Christopher S. Holland, Director

/s/ JACQUELINE B. KOSECOFF	/s/ PAUL E. MARTIN
Jacqueline B. Kosecoff, Director	Paul E. Martin, Director

/s/ NIRAV R. SHAH	/s/ MOHSEN M. SOHI
Nirav R. Shah, Director	Mohsen M. Sohi, Chairman of the Board

/s/ RICHARD M. STEEVES	/s/ DANIEL A. CARESTIO
Richard M. Steeves, Director	Daniel A. Carestio
President and Chief Executive Officer
(Principal Executive Officer), Director

/s/ KAREN L. BURTON	/s/ MICHAEL J. TOKICH
Karen L. Burton	Michael J. Tokich
Vice President, Controller and Chief Accounting Officer	Senior Vice President and Chief Financial Officer
( Principal Accounting Officer)	(Principal Financial Officer)